                         THE McGRAW-HILL COMPANIES, INC.

         SCHEDULE II - RESERVES FOR DOUBTFUL ACCOUNTS AND SALES RETURNS

                             (Thousands of dollars)





                           Balance at  Additions                           Balance
                           beginning    charged                             at end
                            of year    to income  Deductions    Other       of year
                           --------    --------    --------    --------    --------
                                                      (A)         (B)

Year ended 12/31/96
 Allowance for doubtful
  accounts                 $ 79,980    $ 65,116    $ 67,237    $  8,106    $ 85,965
 Allowance for returns       47,222       8,296                  20,777      76,295
                           --------    --------    --------    --------    --------
                           $127,202    $ 73,412    $ 67,237    $ 28,883    $162,260
                           ========    ========    ========    ========    ========


Year ended 12/31/95
 Allowance for doubtful
  accounts                 $ 78,732    $ 65,385    $ 64,137    $           $ 79,980
 Allowance for returns       44,078       3,144                              47,222
                           --------    --------    --------    --------    --------
                           $122,810    $ 68,529    $ 64,137    $           $127,202
                           ========    ========    ========    ========    ========


Year ended 12/31/94
 Allowance for doubtful
  accounts                 $ 79,461    $ 67,508    $ 68,237    $           $ 78,732
 Allowance for returns       40,912       3,166                              44,078
                           --------    --------    --------    --------    --------
                           $120,373    $ 70,674    $ 68,237    $           $122,810
                           ========    ========    ========    ========    ========


(A)   Accounts written off, less recoveries.

(B) Reserves acquired in connection with the purchase of the Times Mirror Higher Education Group.


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